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                                                                    Exhibit 10.2

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                               ALSIUS CORPORATION

                            2004 STOCK INCENTIVE PLAN

                 ADOPTED BY THE BOARD EFFECTIVE MARCH 17, 2004

             APPROVED BY THE SHAREHOLDERS EFFECTIVE MARCH 17, 2004

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                                TABLE OF CONTENTS

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
SECTION 1. PURPOSE.......................................................     1

SECTION 2. DEFINITIONS...................................................     1
   2.1  "Board"..........................................................     1
   2.2  "Change in Control"..............................................     1
   2.3  "Code"...........................................................     2
   2.4  "Committee"......................................................     2
   2.5  "Company"........................................................     2
   2.6  "Consultant".....................................................     2
   2.7  "Disability".....................................................     2
   2.8  "Employee".......................................................     2
   2.9  "Exchange Act"...................................................     2
   2.10 "Exercise Price".................................................     2
   2.11 "Fair Market Value"..............................................     2
   2.12 "ISO"............................................................     2
   2.13 "NSO"............................................................     2
   2.14 "Option".........................................................     2
   2.15 "Optionee".......................................................     3
   2.16 "Outside Director"...............................................     3
   2.17 "Parent".........................................................     3
   2.18 "Plan"...........................................................     3
   2.19 "Purchase Price".................................................     3
   2.20 "Purchaser"......................................................     3
   2.21 "Restricted Share Agreement".....................................     3
   2.22 "Securities Act".................................................     3
   2.23 "Service"........................................................     3
   2.24 "Share"..........................................................     3
   2.25 "Stock"..........................................................     3
   2.26 "Stock Option Agreement".........................................     3
   2.27 "Subsidiary".....................................................     3
   2.28 "Ten-Percent Shareholder"........................................     4

SECTION 3. ADMINISTRATION................................................     4
   3.1  General Rule.....................................................     4
   3.2  Board Authority and Responsibility...............................     4

SECTION 4. ELIGIBILITY...................................................     4
   4.1  General Rule.....................................................     4

SECTION 5. STOCK SUBJECT TO PLAN.........................................     4
   5.1  Share Limit......................................................     4
   5.2  Additional Shares................................................     4
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
SECTION 6. RESTRICTED SHARES.............................................     5
   6.1  Restricted Share Agreement.......................................     5
   6.2  Duration of Offers and Nontransferability of Purchase Rights.....     5
   6.3  Purchase Price...................................................     5
   6.4  Repurchase Rights and Transfer Restrictions......................     5

SECTION 7. STOCK OPTIONS.................................................     5
   7.1  Stock Option Agreement...........................................     5
   7.2  Number of Shares; Kind of Option.................................     5
   7.3  Exercise Price...................................................     5
   7.4  Term.............................................................     6
   7.5  Exercisability...................................................     6
   7.6  Repurchase Rights and Transfer Restrictions......................     6
   7.7  Transferability of Options.......................................     7
   7.8  Exercise of Options on Termination of Service....................     7
   7.9  No Rights as a Shareholder.......................................     7
   7.10 Modification, Extension and Renewal of Options...................     7

SECTION 8. PAYMENT FOR SHARES............................................     7
   8.1  General..........................................................     7
   8.2  Surrender of Stock...............................................     7
   8.3  Services Rendered................................................     8
   8.4  Promissory Notes.................................................     8
   8.5  Exercise/Sale....................................................     8
   8.6  Exercise/Pledge..................................................     8
   8.7  Other Forms of Payment...........................................     8

SECTION 9. ADJUSTMENT OF SHARES..........................................     8
   9.1  General..........................................................     8
   9.2  Dissolution or Liquidation.......................................     9
   9.3  Mergers and Consolidations.......................................     9
   9.4  Reservation of Rights............................................     9

SECTION 10. REPURCHASE RIGHTS............................................     9
   10.1 Company's Right To Repurchase Shares.............................     9

SECTION 11. WITHHOLDING TAXES............................................    10
   11.1 General..........................................................    10
   11.2 Share Withholding................................................    10
   11.3 Cashless Exercise/Pledge.........................................    10
   11.4 Other Forms of Payment...........................................    10

SECTION 12. SECURITIES LAW REQUIREMENTS..................................    10
   12.1 General..........................................................    10
   12.2 Voting and Dividend Rights.......................................    10
   12.3 Financial Reports................................................    11

SECTION 13. NO RETENTION RIGHTS..........................................    11
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
SECTION 14. DURATION AND AMENDMENTS......................................    11
   14.1 Term of the Plan.................................................    11
   14.2 Right to Amend or Terminate the Plan.............................    11
   14.3 Effect of Amendment or Termination...............................    11

SECTION 15. EXECUTION....................................................    12
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                               ALSIUS CORPORATION

                            2004 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

     The Plan was adopted by the Board of Directors effective March ___, 2004.
The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options) and the award or sale of Shares.

     The award of Options and the award or sale of Shares under the Plan is intended to be exempt from the securities qualification requirements of the California Corporations Code by satisfying the exemption under section 25102(o) of the California Corporations Code. However, awards of Options and the award or sale of Shares may be made in reliance upon other state securities law exemptions. To the extent that such other exemptions are relied upon, the terms of this Plan which are included only to comply with section 25102(o) shall be disregarded to the extent provided in the Stock Option Agreement or Restricted
Share Agreement.

SECTION 2. DEFINITIONS.

2.1 "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

2.2 "Change in Control" shall mean the occurrence of any of the following events:

     (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of
          (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

     (b) The consummation of the sale, transfer or other disposition of all or substantially all of the Company's assets or the shareholders of the Company approve a plan of complete liquidation of the Company; or

     (c) Any "person" (as defined below) who, by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the
          "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such


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          person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

For purposes of Section 2.2(c), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term "Change in Control" shall not include a transaction the sole purpose of which is (a) to change the state of the Company's incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction; or (c) to make an initial public offering of the Company's Stock.

2.3  "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.4 "Committee" shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.5  "Company" shall mean Alsius Corporation, a California corporation.(1)

2.6 "Consultant" shall mean a consultant or advisor who is not an Employee or Outside Director and who performs bona fide services for the Company, a Parent or Subsidiary.

2.7 "Disability" shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.8 "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an "employee" within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.9 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

2.10 "Exercise Price" shall mean the amount for which one Share may be purchased upon the exercise of an Option, as specified in a Stock Option Agreement.

2.11 "Fair Market Value" means, with respect to a Share, the market price of one
     Share of Stock, determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

2.12 "ISO" shall mean an incentive stock option described in section 422(b) of the Code.

2.13 "NSO" shall mean a stock option that is not an ISO.

2.14 "Option" shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

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(1)  California corporation: change to California


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2.15 "Optionee" shall mean an individual or estate that holds an Option.

2.16 "Outside Director" shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.17 "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.18 "Plan" shall mean the ALSIUS CORPORATION 2004 Stock Incentive Plan.

2.19 "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option).

2.20 "Purchaser" shall mean a person to whom the Board has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

2.21 "Restricted Share Agreement" shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

2.22 "Securities Act" shall mean the Securities Act of 1933, as amended.

2.23 "Service" shall mean service as an Employee, a Consultant or an Outside
     Director. Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company. However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.

2.24 "Share" shall mean one share of Stock, as adjusted in accordance with
     Section 9 (if applicable).

2.25 "Stock" shall mean the common stock of the Company.

2.26 "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

2.27 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in


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     such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.28 "Ten-Percent Shareholder" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership for purposes of this Section 2.28, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1  General Rule. The Plan shall be administered by the Board. However, the
     Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each
     Committee shall consist of two or more members of the Board who have been appointed by the Board. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function.

3.2 Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4. ELIGIBILITY.

4.1  General Rule. Only Employees shall be eligible for the grant of ISOs. Only
     Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs or the award or sale of Shares.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1 Share Limit. Subject to Sections 5.2 and 9, the aggregate number of Shares which may be issued under the Plan shall not exceed 1,800,000 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares.

5.2 Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for issuance under the Plan.


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SECTION 6. RESTRICTED SHARES.

6.1  Restricted Share Agreement. Each award or sale of Shares under the Plan
     (other than upon exercise of an Option) shall be evidenced by a Restricted
     Share Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Restricted Share Agreement, that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

6.2 Duration of Offers and Nontransferability of Purchase Rights. Any right to acquire Shares (other than an Option) shall automatically expire if not exercised by the Purchaser within thirty (30) days after the Company communicates the grant of such right to the Purchaser. Such right shall be nontransferable and shall be exercisable only by the Purchaser to whom the right was granted.

6.3 Purchase Price. The Purchase Price of Shares offered under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of such Shares; provided, however, if the Purchaser is a Ten-Percent Shareholder, the Purchase Price shall not be less than one hundred percent (100%) of the Fair Market Value of such Shares. Subject to the foregoing in this Section
     6.3, the Board shall determine the amount of the Purchase Price in its sole discretion. The Purchase Price shall be payable in a form described in
     Section 8.

6.4 Repurchase Rights and Transfer Restrictions. Each award or sale of Shares shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

SECTION 7. STOCK OPTIONS.

7.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.
     The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option
     Agreements entered into under the Plan need not be identical.

7.2 Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock
     Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3  Exercise Price. Each Stock Option Agreement shall set forth the Exercise
     Price, which shall be payable in a form described in Section 8. Subject to the following requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion:


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     (a)  Minimum Exercise Price for ISOs. The Exercise Price per Share of an
          ISO shall not be less than one hundred percent (100%) of the Fair
          Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent
          Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

     (b)  Minimum Exercise Price for NSOs. The Exercise Price per Share of an
          NSO shall not be less than eighty-five percent (85%) of the Fair
          Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an NSO granted to a Ten-Percent
          Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant.

7.4 Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Shareholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5 Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement.
     Subject to the following restrictions, the Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of a Change in Control or other events:

     (a) Options Granted to Employees. An Option granted to an Optionee who is not a Consultant or an officer or director of the Company, a Parent or a Subsidiary shall be exercisable at the minimum rate of twenty percent (20%) per year for each of the first five (5) years starting from the date of grant, subject to reasonable conditions such as continued Service.

     (b)  Options Granted to Outside Directors, Consultants or Officers. An
          Option granted to an Optionee who is a Consultant or an officer or director of the Company, a Parent or a Subsidiary shall be exercisable at any time or during any period established by the Board, subject to reasonable conditions such as continued Service.

     (c) Early Exercise. A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of
          Section 10.1.

7.6 Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 10. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.


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7.7  Transferability of Options. During an Optionee's lifetime, his or her
     Options shall be exercisable only by the Optionee or by the Optionee's guardian or legal representatives, and shall not be transferable other than by beneficiary designation, will or the laws of descent and distribution.
     Notwithstanding the foregoing, however, to the extent that a Stock Option
     Agreement so provides, an NSO may be transferred by the Optionee to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by section
     260.140.41(d) of Title 10 of the California Code of Regulations and Rule
     701 of the Securities Act.

7.8 Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service. Each Stock Option
     Agreement shall provide the Optionee with the right to exercise the Option following the Optionee's termination of Service during the Option term, to the extent the Option was exercisable for vested Shares upon termination of Service, for at least thirty (30) days if termination of Service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of Service if due to death or Disability (but in no event later than the expiration of the Option term). If the Optionee's
     Service is terminated for cause, the Stock Option Agreement may provide that the Optionee's right to exercise the Option terminates immediately on the effective date of the Optionee's termination. To the extent the Option was not exercisable for vested Shares upon termination of Service, the Option shall terminate when the Optionee's Service terminates. Subject to the foregoing, such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.9 No Rights as a Shareholder. An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in
     Section 9.

7.10 Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase the Optionee's obligations under such Option.

SECTION 8. PAYMENT FOR SHARES.

8.1 General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8.

8.2 Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made in whole or in part by surrendering, or attesting to ownership of, Shares


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

     which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair
     Market Value on the date of Option exercise.

8.3 Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past services rendered to the Company, a Parent or Subsidiary.

8.4  Promissory Notes. To the extent that a Stock Option Agreement or Restricted
     Share Agreement so provides, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee or Purchaser;
     provided that the Optionee or Purchaser is an Employee or Outside Director.
     The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon, and in no event shall the stock certificate(s) representing such Shares be released to the Optionee or Purchaser until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

8.5 Exercise/Sale. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6 Exercise/Pledge. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise
     Price and any withholding taxes.

8.7  Other Forms of Payment. To the extent provided in the Stock Option
     Agreement or Restricted Share Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 9. ADJUSTMENT OF SHARES.

9.1 General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to one or more of the following: (i) the number of Shares available for future awards under
     Section 5; (ii) the number of Shares covered by each outstanding Option; or
     (iii) the Exercise Price under each outstanding Option.


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9.2  Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3 Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of the following: (i) the continuation of the outstanding Options by the Company, if the Company is a surviving corporation; (ii) the assumption of the Plan and outstanding Options by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;
     (iv) immediate exercisability of such outstanding Options followed by the cancellation of such Options; or (v) settlement of the full value of the outstanding Options (whether or not then exercisable) in cash or cash equivalents followed by the cancellation of such Options; in each case without the Optionee's consent.

9.4 Reservation of Rights. Except as provided in this Section 9, an Optionee or offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. REPURCHASE RIGHTS.

10.1 Company's Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an award or sale of Shares or exercise of an Option upon termination of the Purchaser's or Optionee's Service if provided in the applicable Restricted Share Agreement or Stock Option Agreement. Subject to the following restrictions, the Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares, and may, in its discretion, provide for accelerated vesting in the event of a Change in Control or other events. The following restrictions shall apply in the case of a Purchaser or Optionee who is not a Consultant or an officer or director of the Company, a Parent or Subsidiary:

     (a) Repurchase Price. If the Company retains a right to repurchase the Shares at not less than the Fair Market Value of the Shares on the date that the Purchaser's Service terminates, then such repurchase right shall terminate when the Company's Stock becomes publicly traded. If the Company retains a right to repurchase the Shares at the original Purchase Price or Exercise Price, then such repurchase right shall lapse at the minimum rate of twenty percent (20%) per year over the five (5) year period starting on the date of the award or sale of Shares or grant of the Option.


                                      -9-


     (b) Exercise of Repurchase Right. The Company's right of repurchase under this Section 10.1 may be exercised only within ninety (90) days of the date on which the Purchaser's or Optionee's Service terminates or, if the Optionee acquired the Shares upon exercise of an Option after the date of termination, within ninety (90) days from the date of exercise.

     (c) Payment of Repurchase Price. The Company shall pay the repurchase price in cash, cash equivalents or for cancellation of indebtedness incurred in purchasing the Shares.

SECTION 11. WITHHOLDING TAXES.

11.1 General. An Optionee or Purchaser or his or her successor shall make arrangements satisfactory to the Board for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

11.2 Share Withholding. The Board may permit an Optionee or Purchaser to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may an Optionee or Purchaser surrender Shares in excess of the legally required withholding amount. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

11.3 Cashless Exercise/Pledge. The Board may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee's or Purchaser's withholding obligation by cashless exercise or pledge.

11.4 Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

SECTION 12. SECURITIES LAW REQUIREMENTS.

12.1 General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be listed.

12.2 Voting and Dividend Rights. The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Share Agreement, however, may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

12.3 Financial Reports. At least annually, the Company shall furnish its financial statements, including a balance sheet regarding the Company's financial condition and results of operations, to Optionees, Purchasers and shareholders who have received Shares under the Plan, unless such persons are key employees whose duties at the Company assure them access to equivalent information. Financial statements need not be audited.

SECTION 13. NO RETENTION RIGHTS.

     No provision of the Plan, or any right or Option granted under the Plan, shall be construed to give any Optionee or Purchaser any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or subsidiary to whom the Optionee or Purchaser provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.

SECTION 14. DURATION AND AMENDMENTS.

14.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date. The Plan shall terminate automatically ten
     (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Section 14.2 below.

14.2 Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company's shareholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 9) or (ii) materially changes the class of persons who are eligible for the grant of Options or the award or sale of Shares. At least two-thirds (2/3) of the Company's Shares entitled to vote must affirmatively approve an increase in the number of Shares available for issuance if the total number of Shares that may be issued upon the exercise of all outstanding Options and the total number of Shares provided under any stock bonus or similar plan of the Company exceed thirty percent (30%) of all outstanding Shares of the Company.

14.3 Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.

SECTION 15. EXECUTION.

     To record the adoption of the Plan by the Board on March 17, 2004, effective on such date, the Company has caused its authorized officer to execute the same.

                                        Alsius Corporation,
                                        a California corporation


                                        By /s/ William Worthen
                                           -------------------------------------
                                           William Worthen
                                           President and CEO

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

                               ALSIUS CORPORATION
                            2004 STOCK INCENTIVE PLAN
                          NOTICE OF STOCK OPTION GRANT

     ALSIUS CORPORATION (the "Company") hereby grants you the following Option to purchase shares of its common stock ("Shares"). The terms and conditions of this Option are set forth in the Stock Option Agreement and the ALSIUS CORPORATION 2004 Stock Incentive Plan (the "Plan"), both of which are attached to and made a part of this document.

Date of Grant:            March 17, 2004

Name of Optionee:         [Name of Optionee]

Number of Option Shares:  [Number of Shares]

Exercise Price per Share: $__________

Vesting Start Date:       [Vesting Start Date]

Type of Option:           [Type of Grant: NSO/ISO]

Vesting Schedule:         [The Option vests with respect to 1/___ of the Shares
                          when the Optionee completes each full month of continuous Service after the Vesting Start Date.] OR
                          [The Option vests with respect to the first 25% of the Shares when the Optionee completes 12 months of continuous Service after the Vesting Start Date, and with respect to an additional 1/48th of the Shares when the Optionee completes each full month of continuous Service thereafter.]

Payment Forms:            By cash, cash equivalents, or Shares owned by
                          the Optionee for at least six months, and if the Company's Shares become publicly traded, by "cashless" exercise, as set forth in the Stock Option Agreement.

                               ALSIUS CORPORATION
                          NOTICE OF STOCK OPTION GRANT

     BY SIGNING THIS DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN, AND AGREE THAT (A) YOU HAVE CAREFULLY READ, FULLY UNDERSTAND AND AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED STOCK OPTION AGREEMENT, THE PLAN DOCUMENT AND "NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT" (THE "EXERCISE NOTICE"); (B) YOU HEREBY MAKE THE PURCHASER'S INVESTMENT REPRESENTATIONS CONTAINED IN THE EXERCISE NOTICE WITH RESPECT TO THE GRANT OF THIS OPTION; (C) YOU UNDERSTAND AND AGREE THAT THIS STOCK OPTION AGREEMENT, INCLUDING ITS COVER SHEET AND ATTACHMENTS, CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN YOU AND THE COMPANY REGARDING THIS OPTION, AND THAT ANY PRIOR AGREEMENTS, COMMITMENTS OR NEGOTIATIONS CONCERNING THIS OPTION ARE REPLACED AND SUPERSEDED; AND (D) YOU HAVE BEEN GIVEN AN OPPORTUNITY TO CONSULT LEGAL COUNSEL WITH RESPECT TO ALL MATTERS RELATING TO THIS OPTION PRIOR TO SIGNING THIS COVER SHEET AND THAT YOU HAVE EITHER CONSULTED SUCH COUNSEL OR VOLUNTARILY DECLINED TO CONSULT SUCH COUNSEL.

NAME OF OPTIONEE                        ALSIUS CORPORATION


-------------------------------------   By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                               ALSIUS CORPORATION
                          NOTICE OF STOCK OPTION GRANT

                               ALSIUS CORPORATION

                            2004 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

SECTION 1. KIND OF OPTION.

     This Option is intended to be either an incentive stock option intended to meet the requirements of section 422 of the Internal Revenue Code (an "ISO") or a non-statutory option (an "NSO"), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

SECTION 2. VESTING.

     Subject to the terms and conditions of the Plan and this Stock Option Agreement (the "Agreement"), your Option and the Shares shall vest in accordance with the schedule set forth in the Notice of Stock Option Grant. After your Service terminates for any reason, vesting of your Option and Shares immediately stops and your Option expires immediately as to the number of Shares that are not vested as of your Service termination date.

SECTION 3. TERM.

     Your Option will expire in any event at the close of business at Company headquarters on March 17, 2014; provided, however, that if your Option is an ISO it will expire within five (5) years of the Date of Grant if you are a Ten-Percent Shareholder of the Company. Also, your Option will expire earlier if your Service terminates, as described below.

SECTION 4. REGULAR TERMINATION.

     (a) If your Service terminates for any reason except death or Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service. During that three (3) month period, you may exercise the portion of your Option that was vested on your termination date. Notwithstanding the foregoing, the Option may not be exercised after the expiration date determined under Section 3 above.

     (b) If your Option is an ISO and you exercise it more than three months after termination of your Service as an Employee for any reason other than death or Disability expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will cease to be eligible for ISO tax treatment.

     (c) Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three months after the 90th day of a bona fide leave of absence approved by

                               ALSIUS CORPORATION
                             STOCK OPTION AGREEMENT
          the Company, unless your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5. DEATH.

     If you die while in Service with the Company, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the expiration date determined under Section 3 above.

SECTION 6. DISABILITY.

     (a) If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date six (6) months after your termination date. During that six (6) month period, you may exercise that portion of your Option that was vested on the date of your Disability. "Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. Notwithstanding the foregoing, the Option may not be exercised after the expiration date determined under Section 3 above.

     (b) If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service as an Employee.

SECTION 7. EXERCISING YOUR OPTION.

     Until your Option terminates or expires under Sections 3, 4, 5 and 6, you may exercise it for some or all of the Shares that are vested. To exercise your Option, you must execute the Notice of Exercise and Common Stock Purchase Agreement (the "Exercise Notice"), attached as Exhibit A. You must submit this form, together with full payment, to the Company. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

SECTION 8. PAYMENT FORMS.

     When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in one of the payment forms indicated in the cover sheet. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Company, you also may exercise your Option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate

                               ALSIUS CORPORATION
                             STOCK OPTION AGREEMENT

Exercise Price. The Company will provide the forms necessary to make such a cashless exercise.

SECTION 9. TAX WITHHOLDING AND REPORTING.

     (a) You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option.

     (b) If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition.

SECTION 10. RIGHT OF FIRST REFUSAL.

     In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have a "Right of First Refusal" with respect to such Shares in accordance with the provisions of the Exercise Notice.

SECTION 11. RESALE RESTRICTIONS/MARKET STAND-OFF.

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Company's initial public offering, you may be prohibited from engaging in any transaction with respect to any of the Company's common stock without the prior written consent of the Company or its underwriters in accordance with the provisions of the Exercise Notice.

SECTION 12. TRANSFER OF OPTION.

     Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in your Option in any other way.

                               ALSIUS CORPORATION
                             STOCK OPTION AGREEMENT

SECTION 13. RETENTION RIGHTS.

     This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.

SECTION 14. SHAREHOLDER RIGHTS.

     Neither you nor your estate or heirs have any rights as a shareholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

SECTION 15. ADJUSTMENTS.

     In the event of a stock split, a stock dividend or a similar change in the Company's Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as set forth in the Plan.

SECTION 16. LEGENDS.

     All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF

                               ALSIUS CORPORATION
                             STOCK OPTION AGREEMENT

     THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

     If the Option is an ISO, then the following legend should be included:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 17. APPLICABLE LAW AND TAXES DISCLAIMER.

     This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions). You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer's situation. Although the Company will make available to you general tax information about stock options, you agree that the Company shall not be held liable or responsible for making such information available to you and any tax or financial consequences that you may incur in connection with your Option.

SECTION 18. THE PLAN AND OTHER AGREEMENTS.

     The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

                               ALSIUS CORPORATION
                             STOCK OPTION AGREEMENT

                                    EXHIBIT A

                  ALSIUS CORPORATION 2004 STOCK INCENTIVE PLAN
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is dated as of ___________, ____, between Alsius Corporation (the "Company"), and [Name of Optionee] ("Purchaser").

                                   WITNESSETH:

     WHEREAS, the Company and Purchaser are parties to a stock option agreement dated as of [Date] (the "Option Agreement") under which Purchaser has the right to purchase up to [Number of Shares] shares of the Company's common stock (the "Option Shares"); and

     WHEREAS, the Option is exercisable with respect to certain of the Option Shares as of the date hereof; and

     WHEREAS, pursuant to the Option Agreement, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Option Agreement and the Alsius Corporation 2004 Stock Incentive Plan (the "Plan"). Certain capitalized terms used in this Agreement are defined in the Plan.

     NOW, THEREFORE, it is agreed between the parties as follows:

SECTION 1. PURCHASE OF SHARES.

     (a) Pursuant to the terms of the Option Agreement, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser ____________ shares of the Company's common stock (the "Common Stock") for the Exercise Price per share specified in the Option Agreement payable by personal check, cashier's check, money order or otherwise as permitted by the Option Agreement. Payment shall be delivered at the Closing, as such term is defined below.

     (b) The closing (the "Closing") under this Agreement shall occur at the offices of the Company as of the date hereof, or such other time and place as may be designated by the Company (the "Closing Date").

SECTION 2. ADJUSTMENT OF SHARES.

     Subject to the provisions of the Articles of Incorporation of the Company, if (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (b) there is any consolidation, merger or sale of all or substantially all of the assets of the Company, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to the Right of First Refusal, as defined below, with the same force and effect as the shares subject to

                               ALSIUS CORPORATION
                      EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
the Right of First Refusal. Appropriate adjustments shall be made to the number and/or class of shares subject to the Right of First Refusal to reflect the exchange or distribution of such securities. In the event of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, the Right of First Refusal may be exercised by the Company's successor.

SECTION 3. THE COMPANY'S RIGHT OF FIRST REFUSAL.

     Before any shares of Common Stock registered in the name of Purchaser may be sold or transferred, such shares shall first be offered to the Company as follows (the "Right of First Refusal"):

     (a) Purchaser shall promptly deliver a notice ("Notice") to the Company stating (i) Purchaser's bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares,
          (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable U.S. federal, state or foreign securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Company's Right of First Refusal as set forth herein.

     (b) Within thirty (30) days after receipt of the Notice, the Company may elect to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. If the Company elects not to purchase all or any portion of the shares, the Company may assign its right to purchase all or any portion of the shares. The assignees may elect within thirty (30) days after receipt by the Company of the Notice to purchase all or any portion of the shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 3 shall be made within thirty (30) days after receipt of the Notice by the Company and, at the option of the Company, may be made by cancellation of all or a portion of outstanding indebtedness, if any, or in cash or both.

     (c) If all or any portion of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 3(b), Purchaser may sell those shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within sixty (60) days of the date of said Notice to the Company, and provided, further, that any such sale is made in compliance with applicable U.S. federal, state and foreign securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall be bound by, and shall acquire the shares of stock subject to, the provisions of this Agreement, including the Company's Right of First Refusal.

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

     (d) Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Company's Right of First Refusal and shall require compliance with the procedures described in this Section 3.

     (e) Purchaser agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

     (f) Notwithstanding the above, neither the Company nor any assignee of the Company under this Section 3 shall have any right under this Section 3 at any time subsequent to the closing of a public offering of the common stock of the Company pursuant to a registration statement declared effective under the U.S. Securities Act of 1933, as amended (the "Securities Act").

     (g) This Section 3 shall not apply to (i) a transfer by will or intestate succession, or (ii) a transfer to one or more members of Purchaser's Immediate Family (defined below) or to a trust established by Purchaser for the benefit of Purchaser and/or one or more members of Purchaser's Immediate Family, provided that the transferee agrees in writing on a form prescribed by the Company to be bound by all of the provisions of this Agreement to the same extent as they apply to Purchaser. The transferee shall execute a copy of the attached Exhibit B and file the same with the Secretary of the Company. For purposes of this Agreement, Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

SECTION 4. PURCHASER'S RIGHTS AFTER EXERCISE OF RIGHT OF FIRST REFUSAL.

     If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Common Stock to be repurchased in accordance with the provisions of Section 3 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 5. LEGEND OF SHARES.

     All certificates representing the Common Stock purchased under this Agreement shall, where applicable, have endorsed thereon the following legends and any other legends required by applicable securities laws:

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER U.S. FEDERAL AND STATE OR APPLICABLE FOREIGN SECURITIES LAWS IS NOT REQUIRED.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER HEREOF. SUCH AGREEMENT PROVIDES FOR CERTAIN TRANSFER RESTRICTIONS, INCLUDING RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SECURITIES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

     If the Option is an ISO, then the following legend should be included:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.

SECTION 6. PURCHASER'S INVESTMENT REPRESENTATIONS.

     (a) This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Common Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
          participation to such person or to any third person, with respect to any of the Common Stock.

     (b) Purchaser understands that the Common Stock will not be registered or qualified under applicable U.S. federal, state or foreign securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under applicable U.S. federal, state or foreign securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

     (c) Purchaser agrees that in no event shall Purchaser make a disposition of any of the Common Stock (including a disposition under Section 3 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that
          (A) such disposition will not require registration or qualification of such Common Stock under applicable U.S. federal, state or foreign securities laws or (B) appropriate action necessary for compliance with the applicable U.S. federal, state or foreign securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this Section.

     (d) With respect to a transaction occurring prior to such date as the Plan and Common Stock thereunder are covered by a valid Form S-8 or similar U.S. federal registration statement, this Subsection shall apply unless the transaction is covered by the exemption in California Corporations Code section 25102(o) or a similar broad-based exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

     (e) Purchaser understands that if the Company does not register with the U.S. Securities and Exchange Commission pursuant to section 12 of the U.S. Securities Exchange Act of 1934, as amended, or if a registration statement covering the Common Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Common Stock, Purchaser may be required to hold the Common Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Common Stock which might be

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
          made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

SECTION 7. NO DUTY TO TRANSFER IN VIOLATION OF THIS AGREEMENT.

     The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

SECTION 8. RIGHTS OF PURCHASER.

     (a) Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Common Stock.

     (b) Nothing in this Agreement shall be construed as a right by Purchaser to be retained by the Company, or a parent or subsidiary of the Company in any capacity. The Company reserves the right to terminate Purchaser's Service at any time and for any reason without thereby incurring any liability to Purchaser.

SECTION 9. RESALE RESTRICTIONS/MARKET STAND-OFF.

     Purchaser hereby agrees that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, Purchaser shall not, directly or indirectly, engage in any transaction prohibited by the underwriter, or sell, make any short sale of, contract to sell, transfer the economic risk of ownership in, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. Such period of time shall not exceed one hundred eighty (180) days and may be required by the underwriter as a market condition of the offering; provided, however, that if either (a) during the last seventeen (17) days of such one hundred eighty (180) day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of such one hundred eighty (180) day period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, then the restrictions imposed during such one hundred eighty (180) day period shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that in the event the Company or the underwriter requests that the one hundred eighty (180) day period be extended or modified pursuant to then-applicable law, rules, regulations or trading policies, the restrictions imposed during the one hundred eighty

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

(180) day period shall continue to apply to the extent requested by the Company or the underwriter to comply with such law, rules, regulations or trading policies. Purchaser hereby agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. To enforce the provisions of this Section, the Company may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

SECTION 10. OTHER NECESSARY ACTIONS.

     The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 11. NOTICE.

     Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

SECTION 12. SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. The failure of the Company in any instance to exercise the Right of First Refusal described herein shall not constitute a waiver of any other Right of First Refusal that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

SECTION 13. APPLICABLE LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such state.

SECTION 14. NO STATE QUALIFICATION.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

SECTION 15. NO ORAL MODIFICATION.

     No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

SECTION 16. ENTIRE AGREEMENT.

     This Agreement, the Option Agreement and the Plan constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ALSIUS CORPORATION                      [Name of Optionee] (PURCHASER)


By:
    ---------------------------------   ----------------------------------------
Name:                                   Signature
      -------------------------------
Title:
       ------------------------------

                               ALSIUS CORPORATION
                       EXHIBIT A TO STOCK OPTION AGREEMENT
             NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

                   ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
          BY THE NOTICE OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT
                                       OF
                               ALSIUS CORPORATION

     The undersigned, as transferee of shares of Alsius Corporation hereby acknowledges that he or she has read and reviewed the terms of the Notice of Exercise and Common Stock Purchase Agreement of Alsius Corporation and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated:                       ,      .
       ----------------------  -----


-------------------------------------
(Signature of Transferee)

-------------------------------------
(Printed Name of Transferee)

                               ALSIUS CORPORATION
                      EXHIBIT B TO STOCK OPTION AGREEMENT
           ACKNOWLEDGEMENT OF AND AGREEMENT TO BE BOUND BY THE NOTICE
                OF EXERCISE AND COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                          U.S. FEDERAL TAX INFORMATION

                           (Current as of March 2004)

     The following memorandum briefly summarizes current U.S. federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer's particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future. Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any shares of stock acquired under the Plan.

INITIAL GRANT OF OPTIONS

     The grant of an option, whether a nonqualified or nonstatutory stock option ("NSO") or an incentive stock option ("ISO"), is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option.

NONQUALIFIED OR NONSTATUTORY STOCK OPTIONS

     The exercise of an NSO is a taxable event to the optionee. The amount by which the fair market value of the shares on the date of exercise exceeds the exercise price (the "spread") will be taxed to the optionee as ordinary income. The spread will also be considered "wages" for purposes of FICA taxes. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Company. In general, the optionee's tax basis in the shares acquired by exercising an NSO is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the optionee will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

     The capital gains holding periods are complex. If shares are held for more than one year, the maximum tax rate on the gain has been reduced from twenty percent (20%) to fifteen percent (15%) for gain recognized on or after May 6, 2003, and before January 1, 2009. Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

     If an optionee exercises an NSO and pays the exercise price with previously acquired shares of stock, special rules apply. The transaction is treated as a tax-free exchange of the old shares for the same number of new shares, except as described below with respect to shares acquired pursuant to ISOs. The optionee's basis in the new shares is the same as his or her basis in the old shares, and the capital gains holding period runs without interruption from the date

                               ALSIUS CORPORATION
                       EXHIBIT C TO STOCK OPTION AGREEMENT
                          U.S. FEDERAL TAX INFORMATION
when the old shares were acquired. The value of any new shares received by the optionee in excess of the number of old shares surrendered minus any cash the optionee pays for the new shares will be taxed as ordinary income. The optionee's basis in the additional shares is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer recognition of any gain in the old shares when those shares are used to buy new shares. Stated differently, these rules allow an optionee to finance the exercise of an NSO by using shares of stock that he or she already owns, without paying current tax on any unrealized appreciation in those old shares.

INCENTIVE STOCK OPTIONS

     The holder of an ISO will not be subject to U.S. federal income tax upon the exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise, provided that the holder is employed by the Company on the exercise date (or the holder's employment terminated within the three (3) months preceding the exercise date). Exceptions to this exercise timing requirement apply in the event the optionee dies or becomes disabled. A subsequent sale of the shares received upon the exercise of an ISO will result in the realization of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price for such shares, provided that the sale occurs more than one (1) year after the exercise of the ISO and more than two (2) years after the grant of the ISO. In general, if a sale or disposition of the shares occurs prior to satisfaction of the foregoing holding periods (referred to as a "disqualifying disposition"), the optionee will recognize ordinary income and the Company will be entitled to a corresponding deduction, generally equal to the amount of ordinary income recognized by the optionee from the disqualifying disposition that is reported to the IRS by the optionee or the Company.

     Favorable tax treatment is accorded to an optionee only to the extent that the value of the shares (determined at the time of grant) covered by an ISO first exercisable in any single calendar year does not exceed one hundred thousand dollars ($100,000). If ISOs for shares whose aggregate value exceeds one hundred thousand dollars ($100,000) become exercisable in the same calendar year, the excess will be treated as NSOs.

     A special rule applies if an optionee pays all or part of the exercise price of an ISO by surrendering shares of stock that he or she previously acquired by exercising any other ISO. If the optionee has not held the old shares for the full duration of the applicable holding periods, then the surrender of such shares to fund the exercise of the new ISO will be treated as a disqualifying disposition of the old shares. As described above, the result of a disqualifying disposition is the loss of favorable tax treatment with respect to the acquisition of the old shares pursuant to the previously exercised ISO.

     Where the applicable holding period requirements have been met, the use of previously acquired shares of stock to pay all or a portion of the exercise price of an ISO may offer significant tax advantages. In particular, a deferral of the recognition of any appreciation in the surrendered shares is available in the same manner as discussed above with respect to NSOs.

                               ALSIUS CORPORATION
                       EXHIBIT C TO STOCK OPTION AGREEMENT
                          U.S. FEDERAL TAX INFORMATION

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is paid when such tax exceeds a taxpayer's regular U.S. federal income tax. Alternative minimum tax is calculated based on alternative minimum taxable income, which is taxable income for U.S. federal income tax purposes, modified by certain adjustments and increased by tax preference items.

     The "spread" under an ISO--that is, the difference between (a) the fair market value of the shares of stock at exercise and (b) the exercise price--is classified as alternative minimum taxable income for the year of exercise. Alternative minimum taxable income may be subject to the alternative minimum tax. However, a disqualifying disposition of the shares of stock subject to the ISO during the same year in which the ISO was exercised will generally negate the alternative minimum taxable income generated upon exercise of the ISO.

     In general, when a taxpayer sells stock acquired through the exercise of an ISO, only the difference between the fair market value of the shares on the date of exercise and the date of sale is used in computing any alternative minimum tax for the year of the sale. The portion of a taxpayer's alternative minimum tax attributable to certain items of tax preference (including the spread upon the exercise of an ISO) can be credited against the taxpayer's regular liability in later years to the extent that liability exceeds the alternative minimum tax.

WITHHOLDING TAXES

     Exercise of an NSO produces taxable income which is subject to withholding. The Company will not deliver shares to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

     U.S. federal tax law currently does not require unrecognized gain on exercise of an ISO to be treated as "wages" for the purposes of FICA taxes; however, this issue may be revisited in the future. If in the future U.S. federal tax laws require that the unrecognized gain on an ISO be treated as "wages," then you will not be able to exercise your option unless you make acceptable arrangements with the Company to satisfy the withholding requirement.

     THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION. EACH PERSON SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

                               ALSIUS CORPORATION
                       EXHIBIT C TO STOCK OPTION AGREEMENT
                          U.S. FEDERAL TAX INFORMATION